EXHIBIT 99.1
July 17, 2000


Contact:
Investors  Susan Carr (704-386-8059) or Kevin Stitt (704-386-5667)
Media      Bob Stickler or Cary Walker  (704-386-8465)



         Bank of America Reports 2nd Quarter Earnings of $1.23 Per Share



CHARLOTTE, July 17, 2000 - Bank of America Corporation today reported second quarter earnings of $1.23 per share (diluted), up 7 percent from operating earnings per share of $1.15 a year ago.

Net income was $2.06 billion, essentially unchanged from operating earnings a year earlier. Net income in the second quarter of 1999 was $1.92 billion, or $1.07 per share, including a $145 million after-tax merger-related charge.

For the first six months of 2000, Bank of America earned $2.56 per share, up 15 percent from operating earnings per share of $2.23 a year earlier and up 19 percent from reported earnings per share of $2.15. Net income for the first half of 2000 was $4.30 billion, compared to operating earnings of $3.97 billion and net income of $3.83 billion, respectively, a year earlier.

The return on common equity in the latest quarter was 17.63 percent, virtually unchanged from a year earlier, and the return on assets was 1.23 percent.

Cash-basis earnings - which exclude the amortization of intangibles - were $2.28 billion, or $1.36 per share, in the latest quarter. The return on average tangible common shareholders' equity was 27.5 percent.


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"A number  of our  businesses  had a strong  quarter -  especially  in  consumer banking," said Hugh L. McColl Jr., chairman and chief executive officer. "Net interest income picked up as loan growth continued to be strong. Slower capital markets activity and depreciation in venture capital investments due to lower stock prices somewhat offset the significant improvement in these and other areas," he said, "Despite a slower market, we did gain market share in a number of key investment banking businesses."

"We are hard at work transforming our company to succeed in the new millennium," McColl continued. "We have many initiatives underway to streamline processes and make investments that will enhance our customers' experience with us. We expect these initiatives to boost our business in future quarters."

Second Quarter Strategic Highlights
o Mutual fund assets rose by $12 billion, or 14 percent, during the first six months of the year. In addition, the company agreed to acquire the remaining 50 percent of Marsico Capital Management LLC, a highly successful and fast-growing investment management firm which manages more than $15 billion in assets.

o Balances in Money Manager, the company's combination checking and brokerage product, increased 80 percent from a year ago to $16.5 billion. Total Money Manager accounts more than doubled to 121,000.

o An alliance with Checkfree Holdings Corporation was announced, aimed at enhancing the company's advantage in online banking and creating a national platform for accelerating the development of electronic bill payment and presentment convenience for consumers in the United States.

Second Quarter Financial Highlights (compared to a year ago)
o Consumer and Commercial Banking had a strong quarter, with earnings rising 5 percent from a year ago and 18 percent from the first quarter. The return on equity for this unit rose to 21 percent.

o        Card revenue rose 13 percent.

o        Consumer investment and brokerage revenue grew 16 percent.

o        Trading revenue was up 19 percent.

o        Corporate banking service revenue rose 9 percent.

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o        Noninterest expense declined 1 percent.

o        Average managed consumer loans and leases increased 19 percent.

o Net charge-offs declined to an annualized .48 percent of loans and leases - an improvement of 9 basis points.

Net Interest Income
Fully taxable-equivalent net interest income of $4.71 billion was 1 percent above a year earlier. The increase reflected 12 percent average managed loan growth, higher levels of core deposits and equity and an increased contribution from trading activities. These improvements were partially offset by the impact of loan sales and securitizations in 1999, margin compression and the cost of share repurchases, all of which also contributed to the decline in the net interest yield of 29 basis points to 3.24 percent.

Average managed loans and leases reached $419 billion, primarily reflecting a 19 percent increase in consumer loans and leases. Average core deposits grew by 3 percent, or $9.2 billion, to $300 billion.

Noninterest Income
Noninterest income declined 1 percent to $3.50 billion, primarily because of the absence of loan sales and securitizations in other income which occurred a year ago.

Card revenue rose due to double-digit purchase volume growth across all card products and improved credit quality in the managed portfolio. Consumer investment and brokerage revenue increased, reflecting higher mutual fund, brokerage and tax preparation fees. Service charges and trading revenues also registered significant gains.

Investment banking results declined 11 percent due to slower market activity in the quarter. Other income, which includes loan sales and securitizations as well as other miscellaneous fee income, dropped 48 percent.

Realized equity investment gains totaled $221 million. The depreciation in fair value of equity investments was $87 million.

Securities gains were $6 million compared to $52 million in the second quarter of 1999.

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Efficiency
Noninterest expense declined 1 percent to $4.41 billion, reflecting continued benefits from recent mergers. The efficiency ratio was 54 percent.

Credit Quality
The provision for credit losses in the second quarter was $470 million, down from $510 million a year earlier. Net charge-offs were $470 million, down from $520 million a year ago, driven primarily by lower losses on credit card loans. Net charge-offs were equal to an annualized .48 percent of loans and leases.

Nonperforming assets were $3.89 billion, or .97 percent of loans, leases and foreclosed properties at June 30, 2000, compared to $3.07 billion, or .84 percent a year earlier. The increase reflects a rise in nonperforming loans in the corporate portfolio that was not concentrated in any single industry or region. Non-performing loans also increased in real estate-secured consumer finance loans, reflecting the growth and maturing of that portfolio.

The allowance for credit losses totaled $6.82 billion at June 30, 2000, equal to
1.70 percent of loans and leases.

Capital Strength
Total shareholders' equity was $45.9 billion at June 30, 2000.  This represented
6.75 percent of period-end assets of $680 billion. The Tier 1 Capital Ratio was
7.40 percent.

In June 1999, the company initiated a share buyback program of up to 130 million shares. Through June 2000, 112 million shares had been repurchased, representing an investment in Bank of America stock of $6.5 billion. Average (diluted) common shares outstanding were 1.676 billion in the second quarter, down from 1.787 billion a year earlier.

Business Segment Results
Consumer and Commercial Banking, which serves individuals and businesses with annual sales of up to $500 million, earned $1.25 billion and had a return on equity of 21 percent. This segment represented 61 percent of the company's net income.

Asset  Management,   which  encompasses  the  private  bank,  trust,  investment management, mutual funds and retail brokerage, earned $163 million, representing 8 percent of total net income. The return on equity was 37 percent.


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Global  Corporate  and  Investment   Banking,   which  serves  large  corporate,
institutional and government customers, earned $600 million, representing
29 percent of the company's earnings. The return on equity was 16 percent.

Bank of America is the largest bank in the United States. It has full-service operations in 21 states and the District of Columbia and provides financial products and services to 30 million households and two million businesses, as well as providing international corporate financial services for business transactions in 190 countries. The company's stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange.

NOTE: James H. Hance Jr., vice chairman and chief financial officer, will discuss the quarter in a conference call at 9:30 a.m. (EDT) today. The call can be accessed through a webcast available on the Bank of America website.



                              www.bankofamerica.com

Forward Looking Statements
This press release contains forward-looking statements with respect to the financial conditions and results of operations of Bank of America, including, without limitation, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) projected business increases following process changes and other investments are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions are greater than expected; (4) general economic conditions, internationally, nationally or in the states in which the company does business, are less favorable than expected, (5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; and (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged.



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
Bank of America Corporation
                                                                     Three Months                           Six Months
                                                                     Ended June 30                         Ended June 30
                                                             ------------------------------        ------------------------------
Financial Summary                                               2000               1999                2000              1999
                                                             -----------       ------------        ------------       -----------
(In millions, except per share data)
Operating net income                                            $ 2,063            $ 2,060             $ 4,303           $ 3,974
   Operating earnings per common share                             1.25               1.18                2.59              2.28
   Diluted operating earnings per common share                     1.23               1.15                2.56              2.23

Cash basis earnings (1)                                           2,281              2,285               4,738             4,421
   Cash basis earnings per common share                            1.38               1.31                2.85              2.54
   Cash basis diluted earnings per common share                    1.36               1.28                2.82              2.48
Dividends paid per common share                                     .50                .45                1.00               .90
Price per share of common stock at period-end                     43.00              73.31               43.00             73.31
Average common shares                                         1,653.495          1,743.503           1,661.403         1,740.549
Average diluted common shares                                 1,676.089          1,786.844           1,681.630         1,783.316

Summary Income Statement (Operating Basis)
(Taxable-equivalent basis in millions)

Net interest income                                             $ 4,709            $ 4,663             $ 9,304           $ 9,308
Provision for credit losses                                        (470)              (510)               (890)           (1,020)
Gains on sales of securities                                          6                 52                  12               182
Noninterest income                                                3,500              3,522               7,546             6,745
Other noninterest expense                                        (4,413)            (4,457)             (9,036)           (8,910)
                                                             -----------       ------------        ------------       -----------

Income before income taxes                                        3,332              3,270               6,936             6,305
Income taxes - including FTE adjustment                           1,269              1,210               2,633             2,331
                                                             -----------       ------------        ------------       -----------
Operating net income                                            $ 2,063            $ 2,060             $ 4,303           $ 3,974
                                                             ===========       ============        ============       ===========

Summary Balance Sheet
(Average balances in billions)

Loans and leases                                               $391.404          $ 364.753            $383.994         $ 362.760
Managed loans and leases (2)                                    418.910            374.855             412.219           373.564
Securities                                                       85.460             77.855              86.835            76.848
Earning assets                                                  582.490            530.049             572.830           526.884
Total assets                                                    672.588            615.364             661.804           612.510
Deposits                                                        353.426            342.249             349.400           344.080
Shareholders' equity                                             47.112             46.891              46.571            46.587
Common shareholders' equity                                      47.037             46.821              46.495            46.516

Performance Indices (Operating Basis)

Return on average common shareholders' equity                     17.63  %           17.64  %            18.60  %          17.22 %
Return on average tangible common shareholders' equity            27.51              28.49               29.14             27.97
Return on average assets                                           1.23               1.34                1.31              1.31
Return on average tangible assets                                  1.39               1.53                1.47              1.49
Net interest yield                                                 3.24               3.53                3.26              3.55
Efficiency ratio                                                  53.77              54.44               53.63             55.49
Cash basis efficiency ratio                                       51.12              51.70               51.04             52.71
Net charge-offs (in millions)                                     $ 470              $ 520               $ 890           $ 1,039
   % of average loans and leases                                    .48  %             .57  %              .47  %            .58  %
Managed bankcard net charge-offs as a % of average
   managed bankcard receivables                                    4.84               6.13                5.13              6.07

Reported Results (Including Merger-Related Charges)
(In millions, except per share data)

Net income                                                      $ 2,063            $ 1,915             $ 4,303           $ 3,829
   Earnings per common share                                       1.25               1.10                2.59              2.20
   Diluted earnings per common share                               1.23               1.07                2.56              2.15
Return on average common shareholders' equity                     17.63  %           16.40  %            18.60  %          16.59  %

(1)  Cash basis earnings equal operating net income excluding amortization of intangibles.
(2)  Prior periods are restated for comparison (e.g. acquisitions, divestitures and securitizations).


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Bank of America Corporation                            - Continued
                                                                                           June 30
                                                                               --------------------------------
                                                                                   2000                1999
                                                                               --------------------------------
Balance Sheet Highlights
(In billions, except per share data)

Loans and leases                                                                  $400.817           $ 363.581
Securities                                                                          80.957              76.511
Earning assets                                                                     587.985             528.797
Total assets                                                                       679.538             614.102
Deposits                                                                           356.664             339.045
Shareholders' equity                                                                45.861              45.631
Common shareholders' equity                                                         45.786              45.551
   Per share                                                                         27.82               26.44

Total equity to assets ratio (period-end)                                             6.75  %             7.43  %

Risk-based capital
   Tier 1 capital ratio                                                               7.40                7.38
   Total capital ratio                                                               11.03               11.09

Leverage ratio                                                                        6.11                6.34

Common shares issued and outstanding (in millions)                               1,645.701           1,722.931

Allowance for credit losses                                                        $ 6.815             $ 7.096
Allowance for credit losses as a % of loans and leases                                1.70  %             1.95  %
Allowance for credit losses as a % of nonperforming loans                           184.66              252.38
Nonperforming loans                                                                $ 3.691             $ 2.812
Nonperforming assets                                                                 3.886               3.070
Nonperforming assets as a % of:
   Total assets                                                                        .57  %              .50  %
   Loans, leases and foreclosed properties                                             .97                 .84

Other Data

Full-time equivalent headcount                                                     150,854             161,919
Banking centers                                                                      4,450               4,531
ATMs                                                                                13,944              14,051



BUSINESS SEGMENT RESULTS - Three Months Ended June 30, 2000
(In millions)
                                                           Operating       Average Loans     Return on Average
                                          Total Revenue    Net Income        and Leases            Equity
                                          -------------  ---------------  -----------------  ------------------

Consumer and Commercial Banking                $ 5,214          $ 1,254           $261,091            20.6 %
Asset Management                                   579              163             21,772            37.2
Global Corporate and Investment Banking          2,336              600            108,635            15.6
Other                                               80               46                n/m             n/m

n/m = not meaningful

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
Bank of America Corporation
Consolidated Financial Highlights
(Excludes Merger-Related Charges)
------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions Except Per Share Information, Shares in Millions)

                                                                   Second       First       Fourth       Third        Second
                                                                  Quarter      Quarter     Quarter     Quarter       Quarter
                                                                    2000         2000        1999        1999          1999
                                                                 -------------------------------------------------------------
Operating net income                                                $ 2,063     $ 2,240     $ 2,115      $ 2,151      $ 2,060
Cash basis earnings (1)                                               2,281       2,457       2,334        2,373        2,285

Operating earnings per common share                                    1.25        1.34        1.24         1.25         1.18
Diluted operating earnings per common share                            1.23        1.33        1.23         1.23         1.15
Cash basis earnings per common share                                   1.38        1.47        1.37         1.38         1.31
Cash basis diluted earnings per common share                           1.36        1.46        1.35         1.35         1.28
Dividends per common share                                              .50         .50         .50          .45          .45

Average common shares issued and outstanding                      1,653.495   1,669.311   1,701.092    1,722.307    1,743.503
Average diluted common shares issued and oustanding               1,676.089   1,688.318   1,725.187    1,755.146    1,786.844
Period-end common shares issued and outstanding                   1,645.701   1,657.754   1,677.273    1,710.039    1,722.931

Period-end managed loans and leases*                              $ 427,594   $ 408,580   $ 398,243    $ 382,056    $ 377,314
Average managed loans and leases*                                   418,910     404,401     390,468      378,843      374,855

                *Prior periods restated for comparison (e.g. acquisitions, divestitures and securitizations).

Performance ratios (Operating basis):
    Return on average assets                                           1.23  %     1.38  %     1.33  %      1.40  %      1.34  %
    Return on average tangible assets                                  1.39        1.55        1.50         1.58         1.53
    Return on average common shareholders' equity                     17.63       19.59       17.95        18.40        17.64
    Return on average tangible common shareholders' equity            27.51       30.83       28.38        29.48        28.49
    Efficiency ratio                                                  53.77       53.49       55.91        54.34        54.44
    Cash basis efficiency ratio                                       51.12       50.98       53.22        51.67        51.70
    Net interest yield                                                 3.24        3.27        3.32         3.46         3.53

Book value per common share                                         $ 27.82     $ 27.28     $ 26.44      $ 26.79      $ 26.44

Market price per share of common stock:
    High for the period                                                  61    55  3/16     67  1/2      76  3/8      76  1/8
    Low for the period                                             42 63/64    42  5/16     47  5/8      53  1/4      61  1/2
    Closing price                                                        43    52  7/16    50  3/16     55 11/16     73  5/16

Other data:
    Number of banking centers                                         4,450       4,502       4,524        4,535        4,531
    Number of ATMs                                                   13,944      13,954      14,019       14,042       14,051
    Full-time equivalent employees                                  150,854     152,948     155,906      158,886      161,919

(1) Cash basis earnings equals net income excluding amortization of intangibles.





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
Bank of America Corporation
Consolidated Statement of Income
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(Dollars in Millions, Except Per Share Information)
                                                                             Second      First      Fourth      Third      Second
                                                                            Quarter     Quarter    Quarter    Quarter     Quarter
                                                                             2000        2000        1999       1999        1999
                                                                          ----------------------------------------------------------
Interest income
    Interest and fees on loan and leases                                      $ 7,923     $ 7,394    $ 7,063    $ 6,883     $ 6,853
    Interest and dividends on securities                                        1,271       1,331      1,300      1,208       1,143
    Federal funds sold and securities purchased under agreements to resell        595         575        458        440         387
    Trading account asssets                                                       694         536        535        482         525
    Other interest income                                                         254         250        266        281         298
                                                                          ----------------------------------------------------------
        Total interest income                                                  10,737      10,086      9,622      9,294       9,206
                                                                          ----------------------------------------------------------
Interest expense
    Deposits                                                                    2,720       2,495      2,324      2,198       2,168
    Short-term borrowings                                                       1,990       1,802      1,638      1,437       1,396
    Trading account liabilities                                                   189         181        190        189         150
    Long-term debt                                                              1,207       1,084        995        920         880
                                                                          ----------------------------------------------------------
        Total interest expense                                                  6,106       5,562      5,147      4,744       4,594
                                                                          ----------------------------------------------------------
Net interest income                                                             4,631       4,524      4,475      4,550       4,612
Provision for credit losses                                                       470         420        350        450         510
                                                                          ----------------------------------------------------------
Net interest income after provision                                             4,161       4,104      4,125      4,100       4,102
Gains on sales of securities                                                        6           6         14         44          52
Noninterest income
    Consumer service charges                                                      646         618        669        644         634
    Corporate service charges                                                     479         489        477        480         439
                                                                          ----------------------------------------------------------
        Total service charges                                                   1,125       1,107      1,146      1,124       1,073
                                                                          ----------------------------------------------------------
    Consumer investment and brokerage services                                    387         364        334        355         334
    Corporate investment and brokerage services                                   105         121        103         63         133
                                                                          ----------------------------------------------------------
        Total investment and brokerage services                                   492         485        437        418         467
                                                                          ----------------------------------------------------------
    Mortgage servicing income                                                     136         128        210        206         125
    Investment banking income                                                     373         397        394        363         421
    Equity investment gains                                                       134         563        205        339         134
    Card income                                                                   556         484        558        557         497
    Trading account profits                                                       471         724        287        313         395
    Other income                                                                  213         158        359        408         410
                                                                          ----------------------------------------------------------
        Total noninterest income                                                3,500       4,046      3,596      3,728       3,522
                                                                          ----------------------------------------------------------
Other noninterest expense
    Personnel                                                                   2,311       2,534      2,378      2,336       2,261
    Occupancy                                                                     411         418        419        417         395
    Equipment                                                                     296         301        336        313         339
    Marketing                                                                     132         119         98        145         147
    Professional fees                                                              93         105        178        160         166
    Amortization of intangibles                                                   218         217        219        222         225
    Data processing                                                               169         159        195        164         214
    Telecommunications                                                            133         131        142        131         140
    Other general operating                                                       505         515        456        498         446
    General administrative                                                        145         124        129        140         124
                                                                          ----------------------------------------------------------
        Total other noninterest expense                                         4,413       4,623      4,550      4,526       4,457
                                                                          ----------------------------------------------------------
Operating income before income taxes                                            3,254       3,533      3,185      3,346       3,219
Income tax expense                                                              1,191       1,293      1,070      1,195       1,159
                                                                          ----------------------------------------------------------
Operating net income                                                          $ 2,063     $ 2,240    $ 2,115    $ 2,151     $ 2,060
                                                                          ----------------------------------------------------------
Operating income available to common shareholders                             $ 2,061     $ 2,239    $ 2,114    $ 2,149     $ 2,059
                                                                          ----------------------------------------------------------
Per share information
      Operating earnings per common share                                       $1.25       $1.34      $1.24      $1.25       $1.18
                                                                          ----------------------------------------------------------
      Diluted operating earnings per common share                               $1.23       $1.33      $1.23      $1.23       $1.15
                                                                          ----------------------------------------------------------
      Dividends per common share                                                $ .50       $ .50      $ .50      $ .45       $ .45
                                                                          ----------------------------------------------------------
Average common shares issued and outstanding (in thousands)                 1,653,495   1,669,311  1,701,092  1,722,307   1,743,503
                                                                          ----------------------------------------------------------
Average diluted common shares issued and outstanding (in thousands)         1,676,089   1,688,318  1,725,187  1,755,146   1,786,844
                                                                          ----------------------------------------------------------
As reported (includes merger-related charges, net of tax)
      Net income                                                              $ 2,063     $ 2,240    $ 1,902    $ 2,151     $ 1,915
      Net income available to common shareholders                               2,061       2,239      1,901      2,149       1,914
      Earnings per common share                                                  1.25        1.34       1.12       1.25        1.10
      Diluted earnings per common share                                          1.23        1.33       1.10       1.23        1.07
Certain prior period amounts have been reclassified to conform to current period classifications.

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
Bank of America Corporation
Consolidated Balance Sheet
--------------------------------------------------------------------------------------------------------------------------------


                                                                                         June 30        March 31       June 30
(Dollars in Millions)                                                                     2000            2000           1999
--------------------------------------------------------------------------------------------------------------------------------
Assets
 Cash and cash equivalents                                                                $ 27,493       $ 27,259      $ 24,197
 Time deposits placed and other short-term investments                                       4,394          3,250         5,350
 Federal funds sold and securities purchased under agreements to resell                     42,460         39,801        35,907
 Trading account assets                                                                     50,162         47,321        35,427
 Securities:
  Available for sale                                                                        79,518         82,557        75,012
  Held for investment                                                                        1,439          1,294         1,499
--------------------------------------------------------------------------------------------------------------------------------
    Total securities                                                                        80,957         83,851        76,511
--------------------------------------------------------------------------------------------------------------------------------
 Loans and leases                                                                          400,817        382,085       363,581
 Allowance for credit losses                                                                (6,815)        (6,827)       (7,096)
--------------------------------------------------------------------------------------------------------------------------------
    Loans and leases, net of allowance for credit losses                                   394,002        375,258       356,485
--------------------------------------------------------------------------------------------------------------------------------
 Premises and equipment, net                                                                 6,514          6,607         7,012
 Customers' acceptance liability                                                             2,477          2,362         1,908
 Derivative-dealer assets                                                                   16,149         17,877        13,808
 Interest receivable                                                                         4,083          3,870         3,478
 Mortgage servicing rights                                                                   4,065          4,080         3,538
 Goodwill                                                                                   11,961         12,121        12,741
 Core deposit and other intangibles                                                          1,617          1,674         1,875
 Other assets                                                                               33,204         30,782        35,865
--------------------------------------------------------------------------------------------------------------------------------
    Total Assets                                                                         $ 679,538      $ 656,113     $ 614,102
--------------------------------------------------------------------------------------------------------------------------------

 Liabilities
 Deposits in domestic offices:
  Noninterest-bearing                                                                     $ 94,014       $ 92,496      $ 88,611
  Interest-bearing                                                                         207,977        209,427       201,018
 Deposits in foreign offices:
  Noninterest-bearing                                                                        1,631          1,986         1,775
  Interest-bearing                                                                          53,042         47,717        47,641
--------------------------------------------------------------------------------------------------------------------------------
    Total deposits                                                                         356,664        351,626       339,045
--------------------------------------------------------------------------------------------------------------------------------
 Federal funds sold and securities purchased under agreements to repurchase                 89,508         83,775        78,317
 Trading account liabilities                                                                23,056         23,007        16,394
 Derivative-dealer liabilities                                                              17,609         17,805        13,506
 Commercial paper                                                                           10,225          9,045         7,604
 Other short-term borrowings                                                                39,801         37,007        34,045
 Acceptances outstanding                                                                     2,477          2,362         1,908
 Accrued expenses and other liabilites                                                      20,137         19,173        17,638
 Long-term debt                                                                             69,245         62,059        55,059
 Trust preferred securities                                                                  4,955          4,955         4,955
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                      633,677        610,814       568,471
--------------------------------------------------------------------------------------------------------------------------------
 Shareholders' equity
 Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and
     outstanding 1,742,349; 1,807,349 and 1,871,753 shares                                      75             77            80
 Common stock, $0.01 par value; authorized - 5,000,000,000 shares; issued and
     outstanding 1,645,701,425; 1,657,753,677 and 1,722,930,646 shares                      10,188         10,828        14,433
 Retained earnings                                                                          38,330         37,089        33,256
 Accumulated other comprehensive loss                                                       (2,537)        (2,492)       (1,595)
 Other                                                                                        (195)          (203)         (543)
--------------------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                              45,861         45,299        45,631
--------------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                         $ 679,538      $ 656,113     $ 614,102
--------------------------------------------------------------------------------------------------------------------------------

Bank of America Corporation
Quarterly Taxable-Equivalent Data
----------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                                                  Second Quarter 2000          First Quarter 2000
                                                             ---------------------------------------------------------
                                                                        Interest                      Interest
                                                              Average   Income/  Yield/     Average   Income/  Yield/
                                                              Balance   Expense   Rate      Balance   Expense   Rate
                                                             ---------------------------   ---------- ----------------
Earning assets:
   Time deposits placed and other short-term investments        $ 4,578     $ 79   7.02 %    $ 4,504      $ 75   6.65 %
    Federal funds sold and securities purchased under
        agreements to resell                                     43,983      595   5.43       45,459       575   5.07
   Trading account assets                                        48,874      702   5.77       39,733       542   5.47
   Securities:
      Available for sale (1)                                     84,054    1,270   6.05       86,878     1,332   6.15
      Held for investment                                         1,406       27   7.68        1,333        24   7.19
                                                             ---------------------------------------------------------
         Total securities                                        85,460    1,297   6.08       88,211     1,356   6.16
                                                             ---------------------------------------------------------
    Loans and leases (2):
      Commercial - domestic                                     148,034    3,023   8.21      145,362     2,824   7.81
      Commercial - foreign                                       29,068      515   7.12       27,927       486   6.99
      Commercial real estate - domestic                          25,497      563   8.88       24,664       517   8.43
      Commercial real estate - foreign                              376        8   9.15          344         8   9.29
                                                             ---------------------------------------------------------
        Total commercial                                        202,975    4,109   8.14      198,297     3,835   7.78
                                                             ---------------------------------------------------------
      Residential mortgage                                       91,825    1,696   7.40       85,427     1,566   7.34
      Home equity lines                                          19,067      422   8.91       17,573       377   8.62
      Direct/Indirect consumer                                   41,757      867   8.36       41,858       887   8.52
      Consumer finance                                           24,123      545   9.03       22,798       486   8.53
      Bankcard                                                    9,429      279  11.87        8,404       234  11.22
      Foreign consumer                                            2,228       48   8.81        2,227        50   9.00
                                                             ---------------------------------------------------------
        Total consumer                                          188,429    3,857   8.21      178,287     3,600   8.10
                                                             ---------------------------------------------------------
            Total loans and leases                              391,404    7,966   8.17      376,584     7,435   7.93
                                                             ---------------------------------------------------------
   Other earning assets                                           8,191      176   8.53        8,679       174   8.11
                                                             ---------------------------------------------------------
            Total earning assets (3)                            582,490   10,815   7.45      563,170    10,157   7.24
                                                             ---------------------------------------------------------
Cash and cash equivalents                                        25,605                       25,830
Other assets, less allowance for credit losses                   64,493                       62,019
                                                             ---------------------------------------------------------
               Total assets                                    $672,588                     $651,019
                                                             ---------------------------------------------------------

Interest-bearing liabilities:
   Domestic interest-bearing deposits:
      Savings                                                   $23,936       78   1.32      $24,237        78   1.29
      NOW and money market deposit accounts                     100,186      734   2.94       98,424       679   2.78
      Consumer CDs and IRAs                                      77,384    1,034   5.38       76,074       983   5.20
      Negotiated CDs, public funds and other time deposits        7,361      111   6.09        6,966       103   5.93
                                                             ---------------------------------------------------------
         Total domestic interest-bearing deposits               208,867    1,957   3.77      205,701     1,843   3.60
                                                             ---------------------------------------------------------
   Foreign interest-bearing deposits (4):
      Banks located in foreign countries                         15,823      232   5.92       14,180       188   5.33
      Governments and official institutions                       9,885      151   6.12        8,745       124   5.72
      Time, savings, and other                                   27,697      380   5.51       26,382       340   5.17
                                                             ---------------------------------------------------------
         Total foreign interest-bearing deposits                 53,405      763   5.74       49,307       652   5.31
                                                             ---------------------------------------------------------
            Total interest-bearing deposits                     262,272    2,720   4.17      255,008     2,495   3.93
                                                             ---------------------------------------------------------
   Federal funds purchased, securities sold under agreements
         to repurchase and other short-term borrowings          135,817    1,990   5.89      131,517     1,802   5.51
   Trading account liabilities                                   20,532      189   3.70       23,013       181   3.16
    Long-term debt (5)                                           69,779    1,207   6.92       64,256     1,084   6.75
                                                             ---------------------------------------------------------
            Total interest-bearing liabilities (6)              488,400    6,106   5.02      473,794     5,562   4.72
                                                             ---------------------------------------------------------
Noninterest-bearing sources:
   Noninterest-bearing deposits                                  91,154                       90,366
   Other liabilities                                             45,922                       40,829
   Shareholders' equity                                          47,112                       46,030
                                                             ----------------------------------------------------------
               Total liabilities and shareholders' equity      $672,588                     $651,019
                                                             ----------------------------------------------------------
Net interest spread                                                                2.43                          2.52
Impact of noninterest-bearing sources                                               .81                           .75
                                                             ----------------------------------------------------------
Net interest income/yield on earning assets                               $4,709   3.24 %               $4,595   3.27 %
                                                             ----------------------------------------------------------

(1)  The average balance and yield on available-for-sale securities are based on the average of historical amortized cost balances.
(2)  Nonperforming loans are included in the average loan balances. Income on such nonperforming loans is recognized on a cash basis.
(3)  Interest income includes taxable-equivalent basis adjustments of $78 and $71 in the second and first quarters of 2000 and $66,
     $53, and $51 in the fourth, third, and second quarters of 1999, respectively. Interest income also includes the impact of risk management interest rate contracts, which (decreased) increased interest income on the underlying assets $(11) and $7 in the second and first quarters of 2000 and $57, $103, and $83 in the fourth, third, and second quarters of 1999, respectively.
(4)  Primarily consists of time deposits in denominations of $100,000 or more.
(5)  Long-term debt includes trust preferred securities.
(6)  Interest expense includes the impact of risk management interest rate contracts, which (increased) decreased interest expense on the underlying liabilities $(5) and $(8) in the second and first quarters of 2000 and $(2), $6, $52 in the fourth, third, and second quarters of 1999, respectively.



----------------------------------------------------------------------------------------------

      Fourth Quarter 1999             Third Quarter 1999            Second Quarter 1999
----------------------------------------------------------------------------------------------
             Interest                        Interest                      Interest
  Average    Income/   Yield/     Average    Income/  Yield/     Average   Income/  Yield/
  Balance    Expense    Rate      Balance    Expense   Rate      Balance   Expense   Rate
------------ --------- -------   ----------- -------- -------  ----------------------------
    $ 4,512      $ 73    6.33 %     $ 5,018     $ 69    5.50 %     $ 5,159     $ 65   5.03 %

     39,700       458    4.60        33,074      440    5.30        29,521      387   5.25
     38,453       544    5.63        37,453      483    5.14        39,837      528   5.31

     85,009     1,301    6.10        78,779    1,208    6.12        76,373    1,139   5.97
      1,433        25    7.25         1,482       26    7.02         1,482       28   7.61
----------------------------------------------------------------------------------------------
     86,442     1,326    6.12        80,261    1,234    6.13        77,855    1,167   6.00
----------------------------------------------------------------------------------------------

    140,674     2,707    7.64       136,149    2,488    7.25       138,257    2,473   7.17
     27,430       453    6.56        28,348      494    6.93        30,209      456   6.05
     24,345       506    8.23        25,056      517    8.19        25,938      533   8.25
        306         6    8.96           295        7    8.80           289        6   8.48
----------------------------------------------------------------------------------------------
    192,755     3,672    7.56       189,848    3,506    7.33       194,693    3,468   7.14
----------------------------------------------------------------------------------------------
     79,783     1,450    7.26        80,015    1,431    7.14        80,151    1,430   7.14
     16,882       345    8.12        16,316      321    7.79        15,857      304   7.68
     42,442       888    8.30        42,740      875    8.13        42,240      859   8.15
     21,340       440    8.18        19,923      433    8.62        17,794      424   9.56
      8,578       245   11.32         8,923      256   11.38        10,365      306  11.83
      2,430        54    8.77         3,635       86    9.36         3,653       87   9.55
----------------------------------------------------------------------------------------------
    171,455     3,422    7.94       171,552    3,402    7.89       170,060    3,410   8.03
----------------------------------------------------------------------------------------------
    364,210     7,094    7.74       361,400    6,908    7.59       364,753    6,878   7.56
----------------------------------------------------------------------------------------------
     10,247       193    7.51        11,358      213    7.40        12,924      232   7.23
----------------------------------------------------------------------------------------------
    543,564     9,688    7.09       528,564    9,347    7.03       530,049    9,257   7.00
----------------------------------------------------------------------------------------------
     25,467                          25,905                         25,868
     61,712                          56,979                         59,447
----------------------------------------------------------------------------------------------
   $630,743                        $611,448                       $615,364
----------------------------------------------------------------------------------------------



    $25,082        80    1.27       $26,037       82    1.25       $21,799       67   1.24
     97,481       639    2.60        96,402      579    2.38       100,897      581   2.31
     74,653       932    4.95        73,429      898    4.85        73,601      847   4.61
      6,825        98    5.73         6,609       94    5.66         6,238       80   5.14
----------------------------------------------------------------------------------------------
    204,041     1,749    3.40       202,477    1,653    3.24       202,535    1,575   3.12
----------------------------------------------------------------------------------------------

     14,305       178    4.93        13,668      160    4.65        16,947      196   4.62
      7,121        99    5.53         7,185       90    4.99         8,089       98   4.81
     24,993       298    4.72        25,500      295    4.57        26,354      299   4.56
----------------------------------------------------------------------------------------------
     46,419       575    4.91        46,353      545    4.66        51,390      593   4.62
----------------------------------------------------------------------------------------------
    250,460     2,324    3.68       248,830    2,198    3.50       253,925    2,168   3.42
----------------------------------------------------------------------------------------------

    120,858     1,638    5.38       114,934    1,437    4.96       116,339    1,396   4.82
     19,223       190    3.92        15,677      189    4.78        14,178      150   4.25
     59,972       995    6.63        59,283      920    6.21        58,302      880   6.03
----------------------------------------------------------------------------------------------
    450,513     5,147    4.54       438,724    4,744    4.30       442,744    4,594   4.16
----------------------------------------------------------------------------------------------

     91,453                          88,168                         88,324
     41,985                          38,117                         37,405
     46,792                          46,439                         46,891
-----------------------------------------------------------------------------------------------
   $630,743                        $611,448                       $615,364
-----------------------------------------------------------------------------------------------
                         2.55                           2.73                          2.84
                          .77                            .73                           .69
-----------------------------------------------------------------------------------------------
               $4,541    3.32 %               $4,603    3.46 %               $4,663   3.53 %
-----------------------------------------------------------------------------------------------

Bank of America Corporation
Credit Quality - Nonperforming Assets
----------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)

                                                    June 30,     March 31,   December 31,  September 30,  June 30,
                                                      2000         2000         1999          1999          1999
                                                    ------------------------------------------------------------------
Nonperforming loans:
    Commercial - domestic                              $1,535       $1,301        $1,163        $1,026      $1,085
    Commercial - foreign                                  588          500           486           477         492
    Commercial real estate - domestic                     164          208           191           174         203
    Commercial real estate - foreign                        2            3             3             3           3
    Residential mortgage                                  505          483           529           542         565
    Home equity lines                                      44           45            46            44          44
    Direct/Indirect consumer                               20           18            19            16          17
    Consumer finance                                      826          737           598           519         382
    Foreign consumer                                        7            7             7             9          21
                                                    ------------------------------------------------------------------
          Total nonperforming loans                     3,691        3,302         3,042         2,810       2,812

Foreclosed properties                                     195          179           163           228         258
                                                    ------------------------------------------------------------------

          Total nonperforming assets                   $3,886       $3,481        $3,205        $3,038      $3,070
                                                    ------------------------------------------------------------------


Loans past due 90 days or more and not classified as
    nonperforming                                       $ 482        $ 461         $ 521         $ 466       $ 631

Nonperforming assets as a percentage of:
    Total assets                                          .57 %        .53 %         .51 %         .49 %       .50 %
    Loans, leases and foreclosed properties               .97          .91           .86           .84         .84


----------------------------------------------------------------------------------------------------------------------
Total Nonperforming Assets by Business Segment:
    Consumer and Commercial Banking                    $2,224       $2,047        $1,868        $1,908      $1,964
    Asset Management                                       42           18            33            42          32
    Global Corporate and Investment Banking             1,619        1,415         1,299         1,086       1,073
    Other                                                   1            1             5             2           1
                                                    ------------------------------------------------------------------
          Total nonperforming assets                   $3,886       $3,481        $3,205        $3,038      $3,070
                                                    ------------------------------------------------------------------


Bank of America Corporation
Credit Quality - Loan Losses
------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                              Second Quarter  First Quarter    Fourth Quarter   Third Quarter   Second Quarter
                                                 2000            2000             1999            1999             1999
                                             ---------------------------------------------------------------------------------
Net charge-offs:
    Commercial - domestic                           $ 226            $ 172           $ 191           $ 192            $ 147
    Commercial - foreign                               24                5              22               9               84
    Commercial real estate - domestic                   6                6               1               1               (6)
    Commercial real estate - foreign                    -               (2)              -               -                1
    Residential mortgage                                4                4               6              10                7
    Home equity lines                                   3                3               4               1                3
    Bankcard                                           77               81              94              93              153
    Direct/Indirect consumer                           61               91             110              82               83
    Consumer finance                                   59               57              72              67               42
    Other consumer domestic                            10                2               -              (1)               -
    Foreign consumer                                    -                1               1               6                6
                                             ---------------------------------------------------------------------------------
         Total                                      $ 470            $ 420           $ 501           $ 460            $ 520
                                             ---------------------------------------------------------------------------------

Loss ratios:
    Commercial - domestic                             .62 %            .47 %           .54 %           .56 %            .43 %
    Commercial - foreign                              .33              .08             .32             .13             1.12
    Commercial real estate - domestic                 .09              .10             .02             .03              n/m
    Commercial real estate - foreign                  .16              n/m             .44             .40              .10
    Residential mortgage                              .02              .02             .03             .05              .04
    Home equity lines                                 .05              .07             .10             .01              .09
    Bankcard**                                       3.30             3.86            4.34            4.11             5.94
    Direct/Indirect consumer                          .58              .88            1.02             .77              .78
    Consumer finance                                  .97             1.01            1.33            1.35              .94
    Other consumer domestic                             -                -               -             n/m                -
    Foreign consumer                                  .09              .12             .25             .67              .65
         Total                                        .48              .45             .55             .51              .57

Loss Ratios by Business Segment:
    Consumer and  Commercial Banking                  .48 %            .52 %           .78 %           .56 %            .60 %
    Asset Management                                  n/m              n/m             .22             .70              .32
    Global Corporate and Investment Banking           .63              .37             .40             .35              .57
    Other                                             n/m              n/m             n/m             .83             1.30

Allowance for credit losses                      $ (6,815)        $ (6,827)       $ (6,828)       $ (7,076)        $ (7,096)

Allowance for credit losses as a percentage
   of loans and leases                               1.70 %           1.79 %          1.84 %          1.96 %           1.95 %
----------------------------------------------------------------------------------------------------------------------------
*   Managed Bankcard receivable net charge-offs     $ 237            $ 257           $ 257           $ 233            $ 294
** Managed Bankcard portfolio loss ratios            4.84 %           5.43 %          5.29 %          4.83 %           6.13 %

     Average managed Bankcard receivables        $ 19,677         $ 19,051        $ 19,258        $ 19,162         $ 19,204

n/m = not meaningful

Bank of America Corporation
Capital
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                                      Second           First           Fourth          Third          Second
                                                      Quarter         Quarter         Quarter         Quarter        Quarter
                                                       2000            2000             1999           1999            1999
-----------------------------------------------------------------------------------------------------------------------------------
Beginning total shareholders' equity                    $ 45,299        $ 44,432        $ 45,889       $ 45,631        $ 46,831
  Net income                                               2,063           2,240           1,902          2,151           1,915
  Dividends                                                 (825)           (833)           (852)          (776)           (787)
  Common stock issued                                        117              25             154            329             330
  Common stock repurchased                                  (712)           (911)         (1,954)        (1,182)         (1,722)
  Change in FAS 115 adjustment-net
  unrealized gains (losses)                                  (47)            166            (726)          (337)         (1,007)
  Change in preferred equity                                  (2)              -              (1)            (2)             10
  Foreign currency translation
    adjustment and other                                     (32)            180              20             75              61
-----------------------------------------------------------------------------------------------------------------------------------
Ending total shareholders' equity                       $ 45,861        $ 45,299        $ 44,432       $ 45,889        $ 45,631
-----------------------------------------------------------------------------------------------------------------------------------

Preferred equity                                             (75)            (77)            (77)           (78)            (80)
-----------------------------------------------------------------------------------------------------------------------------------

Ending common equity                                    $ 45,786        $ 45,222        $ 44,355       $ 45,811        $ 45,551
-----------------------------------------------------------------------------------------------------------------------------------

FAS 115 adjustment - end of period                       $(2,351)        $(2,304)        $(2,470)       $(1,744)        $(1,407)

Total equity as a percentage of total assets                6.75 %          6.90 %          7.02 %         7.39 %          7.43 %
Common equity as a percentage of total assets               6.74            6.89            7.01           7.38            7.42

Risk-based capital ratios:
  Tier 1 capital                                         $40,257         $39,355         $38,651        $39,380         $38,145
  Tier 1 capital ratio                                      7.40 %          7.42 %          7.35 %         7.71 %          7.38 %
  Total capital                                          $60,027         $58,376         $57,192        $58,167         $57,365
  Total capital ratio                                      11.03 %         11.00 %         10.88 %        11.39 %         11.09 %

Leverage ratio                                              6.11            6.17            6.26           6.59            6.34

Risk-weighted assets, net                               $543,987        $530,514        $525,625       $510,866        $517,130


Bank of America Corporation
Consumer and Commercial Banking Segment
------------------------------------------------------------------------------------------------------------------------

                                    Consumer and Commercial Banking Segment Results
------------------------------------------------------------------------------------------------------------------------

                                                                                               Quarterly
                                                                                ----------------------------------------
Key Measures  (in Millions)                                                           2Q00                   1Q00
                                                                                -------------------    -----------------
Net Income                                                                            $1,254                 $1,064
Cash Basis Earnings  (1)                                                               1,423                  1,233
Total Revenue                                                                          5,214                  5,028
Average Equity to Average Assets                                                        7.88 %                 8.00 %
Return on Average Equity                                                                20.6                   17.8
Return on Tangible Equity  (1)                                                          29.0                   25.8
Efficiency Ratio                                                                        54.4                   57.7
Cash Basis Efficiency Ratio (1)                                                         51.1                   54.3

Selected Average Balance
  Sheet Components  (in Billions)
Total Loans and Leases                                                                  $261                   $250
Total Deposits                                                                           256                    253
Total Earning Assets                                                                     284                    273



                                    Consumer and Commercial Banking Sub-Segment Results
------------------------------------------------------------------------------------------------------------------------
                                                                                               Quarterly
                                                                                ----------------------------------------
Key Measures  (in Millions)                                                            2Q00                   1Q00
                                                                                -------------------    -----------------
Banking Regions
Total Revenue                                                                         $2,965                 $2,904
Cash Basis Earnings  (1)                                                                 763                    683
Cash Basis Efficiency Ratio  (1)                                                        58.2 %                 61.3 %

Consumer Products
Total Revenue                                                                         $1,485                 $1,328
Cash Basis Earnings  (1)                                                                 440                    326
Cash Basis Efficiency Ratio  (1)                                                        39.9 %                 44.7 %

Commercial Banking
Total Revenue                                                                           $764                   $796
Cash Basis Earnings  (1)                                                                 220                    224
Cash Basis Efficiency Ratio  (1)                                                        45.5 %                 44.8 %

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.


Bank of America Corporation
Asset Management Segment
-------------------------------------------------------------------------------------------------------------------
                                            Asset Management Segment Results
-------------------------------------------------------------------------------------------------------------------
                                                                                           Quarterly
                                                                             ---------------------------------------
Key Measures  (in Millions)                                                         2Q00                  1Q00
                                                                             -------------------    ----------------
Net Income                                                                          $163                  $154
Cash Basis Earnings  (1)                                                             169                   160
Total Revenue                                                                        579                   565
Average Equity to Average Assets                                                    7.55 %                7.82 %
Return on Average Equity                                                            37.2                  35.5
Return on Tangible Equity  (1)                                                      42.9                  41.2
Efficiency Ratio                                                                    54.4                  53.8
Cash Basis Efficiency Ratio (1)                                                     53.4                  52.7

Selected Average Balance
  Sheet Components  (in Billions)
Total Loans and Leases                                                               $22                   $21
Total Deposits                                                                        12                    11
Total Earning Assets                                                                  23                    22

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.


Bank of America Corporation
Global Corporate and Investment Banking Segment
------------------------------------------------------------------------------------------------------------

                          Global Corporate and Investment Banking Segment Results
------------------------------------------------------------------------------------------------------------

                                                                                 Quarterly
                                                                  --------------------------------------
Key Measures  (in Millions)                                             2Q00                 1Q00
                                                                  -----------------    -----------------
Net Income                                                                    $600                 $956
Cash Basis Earnings  (1)                                                       643                  998
Total Revenue                                                                2,336                2,889
Average Equity to Average Assets                                              6.26 %               6.24 %
Return on Average Equity                                                      15.6                 26.0
Return on Tangible Equity  (1)                                                18.4                 30.0
Efficiency Ratio                                                              54.2                 47.2
Cash Basis Efficiency Ratio (1)                                               52.3                 45.7

Selected Average Balance
  Sheet Components  (in Billions)
Total Loans and Leases                                                        $109                 $106
Total Deposits                                                                  70                   67
Total Earning Assets                                                           203                  195


                         Global Corporate and Investment Banking Sub-Segment Results
------------------------------------------------------------------------------------------------------------

                                                                                Quarterly
                                                                  --------------------------------------
Key Measures  (in Millions)                                             2Q00                 1Q00
                                                                  -----------------    -----------------
Global Credit Products
Total Revenue                                                                 $783                 $717
Cash Basis Earnings  (1)                                                       329                  286
Cash Basis Efficiency Ratio  (1)                                              22.0 %               23.1 %

Global Capital Raising
Total Revenue                                                                 $733                 $800
Cash Basis Earnings  (1)                                                       132                  187
Cash Basis Efficiency Ratio  (1)                                              73.3 %               72.0 %

Global Markets
Total Revenue                                                                 $392                 $595
Cash Basis Earnings  (1)                                                        98                  192
Cash Basis Efficiency Ratio  (1)                                              58.9 %               50.0 %

Global Treasury Services
Total Revenue                                                                 $345                 $334
Cash Basis Earnings  (1)                                                        48                   78
Cash Basis Efficiency Ratio  (1)                                              74.1 %               76.6 %

Principal Investing
Total Revenue                                                                  $83                 $443
Cash Basis Earnings  (1)                                                        36                  255
Cash Basis Efficiency Ratio  (1)                                              32.5 %                5.6 %

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.

